As filed with the Securities and Exchange Commission on August 7, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fortissimo Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware		02-0762508
(State of incorporation or organization)		(IRS Employer Identification No.)

14 Hamelacha Street Park Afek, Rosh Ha’ayin 48091 Israel
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchanged on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-131417

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Common Stock, $.0001 par value
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-131417). This information is incorporated herein by reference.

Item 2.  Exhibits.

*3.1   Form of Second Amended and Restated Certificate of Incorporation
*3.2   By-Laws
*4.1   Specimen Unit Certificate
*4.2   Specimen Common Stock Certificate
*4.3   Specimen Warrant Certificate
*4.4   Form of Unit Purchase Option to be granted to the Underwriter
*4.5   Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant

*	Incorporated by reference from the Company's Registration Statement on Form S-1, as amended, Registration No. 333-131417.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTISSIMO ACQUISITION CORP. (Registrant)

Date: August 7, 2006	By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer

EXHIBIT INDEX

*3.1   Form of Second Amended and Restated Certificate of Incorporation
*3.2   By-Laws
*4.1   Specimen Unit Certificate
*4.2   Specimen Common Stock Certificate
*4.3   Specimen Warrant Certificate
*4.4   Form of Unit Purchase Option to be granted to the Underwriter
*4.5   Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant

*	Incorporated by reference from the Company's Registration Statement on Form S-1, as amended, Registration No. 333-131417.